Exhibit 99.2

UNDERWRITING AGREEMENT

November 30, 2007

Franco-Nevada Corporation

20 Eglinton Avenue West, Suite 1900

Toronto, Ontario

M4R 1K8

Newmont Mining Corporation

1700 Lincoln Street

36th Floor

Denver, Colorado

80203

Attention:	Mr. David Harquail, Chief Executive Officer of Franco-Nevada Corporation

Mr. Randy Engel, Senior Vice President, Strategy and Corporate

Development of Newmont Mining Corporation

Dear Sirs:

We understand that Franco-Nevada Corporation (“Franco-Nevada” or the “Company”) intends to issue and sell 72,000,000 Common Shares (as defined herein) (the “Initial Shares”) at a price (the “Offer Price”) of $15.20 per Initial Share and, at the option (the “Over-Allotment Option”) of the Underwriters, up to an aggregate of 10,800,000 additional Common Shares, being 15% of the aggregate Initial Shares (the “Over-Allotment Shares”) at the Offer Price per Over-Allotment Share, and to use the proceeds from such sale, plus any securities issued pursuant to the Acquisition Agreement (as defined herein) (the “Acquisition Shares”), plus a drawdown on its Credit Facility (as defined herein), towards the acquisition (the “Acquisition”) of all of the issued and outstanding shares of the Royalty Subsidiaries (as defined herein) and the Directly Transferred Assets (as defined herein). The Initial Shares, the Over-Allotment Shares, and the Acquisition Shares are collectively referred to as the “Offered Shares”.

We also understand that the Company and Newmont Mining Corporation, as promoter (“Newmont”), have prepared and filed (i) a Preliminary Prospectus (as defined below) (in both the English and French languages), (ii) an Amended and Restated Preliminary Prospectus (as defined below) (in both the English and French languages), and (iii) a Second Amended and Restated Preliminary Prospectus (as defined below) (in both the English and French languages), pursuant, in each case, to the MRRS procedures, electing the Ontario Securities Commission as the principal regulator, and has obtained MRRS decision documents issued by the Ontario Securities Commission, as principal regulator, dated October 23, 2007, November 16, 2007, and November 21, 2007 evidencing that a receipt has been issued for the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, and the Second Amended and Restated Prospectus respectively, in each of the Qualifying Jurisdictions (as defined below). The Underwriters also understand that the Company and Newmont have prepared and will file within the time limits and on the terms set out below a (final) prospectus in both the English and French languages, and all other necessary documents in order to qualify the Offered Shares for distribution to the public in each of the provinces and territories of Canada (the “Offering”).

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The Offered Shares will be distributed in all of the provinces and territories of Canada by the Underwriters pursuant to the Final Prospectus (defined below) and in the United States on a private placement basis by their U.S. Affiliates (defined below) to QIBs (defined below) pursuant to the U.S. 144A Memorandum (defined below). Subject to applicable law, including U.S. Securities Laws (defined below) and the terms of this agreement (the “Underwriting Agreement”), the Offered Shares may also be distributed outside Canada and the United States by the registered broker-dealer affiliates of the Underwriters, where they may be lawfully sold on a basis exempt from the prospectus and registration requirements or similar requirements of any such jurisdictions.

Based upon and subject to the terms and conditions set out below, BMO Nesbitt Burns Inc. (“BMO”), UBS Securities Canada Inc. (“UBS”, and together with BMO, the “Co-Lead Underwriters”), CIBC World Markets Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Inc., RBC Dominion Securities Inc., GMP Securities L.P., Dundee Securities Corporation, Genuity Capital Markets, HSBC Securities (Canada) Inc., National Bank Financial Inc., Paradigm Capital Inc. and Wellington West Capital Markets Inc. (collectively the “Underwriters” and individually an “Underwriter”), hereby severally (and not jointly nor jointly and severally), offer to purchase from Franco-Nevada in the respective percentages set out in Section 20 of this Underwriting Agreement, and Franco-Nevada hereby agrees to sell to the Underwriters all, but not less than all, of the Initial Shares at the Offer Price per Initial Share, and (b) in the event and to the extent the Over-Allotment Option granted to the Underwriters pursuant to Section 14 of this Underwriting Agreement is exercised by the Underwriters, Franco-Nevada agrees to sell to each of the Underwriters, and each of the Underwriters agrees severally (and not jointly nor jointly and severally) to purchase from Franco-Nevada, the respective percentage of the Over-Allotment Shares set forth opposite the name of such Underwriter in Section 20 of this Underwriting Agreement at the Offer Price per Over-Allotment Share.

The Company shall pay to the Underwriters a fee (the “Underwriting Fee”) at the Time of Closing (as defined below) equal to $0.684 per Initial Share and per Over-Allotment Share sold (being 4.5% of the Offer Price) in consideration of the services rendered by the Underwriters in connection with the Offering. Such services shall include, without limitation: (i) acting as financial advisors to the Company and Newmont in the preparation of documentation relating to the sale of the Initial Shares and the Over-Allotment Shares; (ii) forming and managing banking, selling and other groups for the sale of the Offered Shares; (iii) distributing the Offered Shares to the public both directly and through other registered dealers and brokers; (iv) assisting the Company and Newmont in connection with the preparation and finalization of the Offering Documents (defined below); (v) performing administrative work in connection with these matters; and (vi) all other services arising out of the agreement resulting from the Company and Newmont’s acceptance of this offer.

The Underwriters, the Company and Newmont acknowledge that Schedule A forms a part of this Underwriting Agreement.

The following are the terms and conditions of the agreement among the Company, Newmont and the Underwriters:

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TERM AND CONDITIONS

Section 1 Definitions and Interpretation

(1)	In this Underwriting Agreement:

“Acquisition” has the meaning given to such term in the first paragraph of this Underwriting Agreement;

“Acquisition Agreement” means the Acquisition Agreement dated November 30, 2007 between Franco-Nevada and Newmont;

“Affiliate” means an affiliated entity for purposes of the Securities Act (Ontario);

“Amended and Restated Preliminary Prospectus” means the amended and restated preliminary prospectus dated November 15, 2007;

“Ancillary Documents” means all agreements, indentures, certificates and documents executed and delivered, or to be executed and delivered, by the Company in connection with the transactions contemplated by this Underwriting Agreement;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario or Denver, Colorado;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Qualifying Jurisdictions;

“Closing Date” means December 20, 2007 or any earlier or later date as may be agreed to by Newmont, Franco-Nevada and the Underwriters, each acting reasonably, but will in any event not be later than December 28, 2007;

“Common Shares” means the common shares of the Company;

“Company Financial Information” means (i) the audited opening balance sheet of the Company, including the notes with respect thereto together with the report of PriceWaterhouseCoopers LLP, in Toronto, Ontario and (ii) unaudited pro forma consolidated financial statements of the Company, including the notes with respect thereto together with the compilation report of PricewaterhouseCoopers LLP, Chartered Accountants, in each case included into the Prospectuses and any Supplementary Material;

“Credit Agreement” means the credit agreement to be entered into among Franco-Nevada and certain financial institutions, establishing the Credit Facility;

“Credit Facility” means the senior secured revolving term credit facility of up to US$150 million being established in favour of Franco-Nevada;

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“Directly Transferred Assets” has the meaning ascribed to such term in the Acquisition Agreement;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Canadian Securities Laws or any of them;

“Engagement Letter” means the engagement letter dated November 12, 2007 among Franco-Nevada, Newmont and the Co-Lead Underwriters;

“Exchange Agreement” means the agreement between Pierre Lassonde and Franco-Nevada whereby Franco-Nevada agrees to issue an aggregate of 3 million Common Shares at the Offering Price, in exchange for a certain number of exchangeable shares in Newmont Mining Corporation of Canada Limited currently held by Mr. Lassonde, which is expected to close immediately following the completion of the Offering;

“Final Prospectus” means the final prospectus of the Company to be filed in connection with the Offering in the Qualifying Jurisdictions;

“Foreign Private Issuer” means “foreign private issuer” as that term is defined in Rule 405 under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, it means any issuer which is a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

“Franco-Nevada” means Franco-Nevada Corporation;

“Goldstrike Complex” has the meaning ascribed thereto in the Final Prospectus and any Supplementary Material;

“Goldstrike Royalty” means the royalties covering the Goldstrike Complex, as described in the Final Prospectus and any Supplementary Material under the heading “Material Mineral Royalty Interests – Goldstrike Complex”;

“Indemnified Party” has the meaning given to that term in Section 17 of this Underwriting Agreement;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

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“Management and Board Placement” means the issue of an aggregate of 3 million Common Shares to the directors and members of management in accordance with the disclosure in the Offering Documents;

“Material Adverse Effect” means the effect resulting from any event or change which has a material adverse effect on a Person’s business, affairs, capital, operations, properties or assets (and in the case of the Company, includes any royalty or interest therein currently owned to be acquired pursuant to the Acquisition), in all cases, considered on a consolidated basis;

“material change” means a material change for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in the business, operations or capital of a Person on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of its common shares, and includes a decision to implement such a change made by the directors of such Person;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of an Person’s common shares (or the equivalent);

“Material Subsidiaries” means NewAusCo, NewCanCo, and NewUSCo;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction, means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“MRRS” means the mutual reliance review system procedures provided for under National Policy 43-201 “Mutual Reliance Review System for Prospectuses” among the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada;

“MRRS Decision Document” means a decision document issued by the applicable Canadian securities regulatory authority pursuant to the MRRS and which evidences the receipt by the applicable Canadian securities regulatory authority of the Qualifying Jurisdictions for the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the Second Amended and Restated Preliminary Prospectus, or the Final Prospectus, as the case may be;

“NewAusCo” means Franco-Nevada Australia Pty Ltd.;

“NewCanCo” means Franco-Nevada Canada Corporation;

“NewUSCo” means Franco-Nevada U.S. Corporation;

“Newmont” means Newmont Mining Corporation;

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“Newmont Information” means all information and statements contained in any Offering Document which pertains solely to Newmont which have been provided by Newmont for inclusion therein;

“Offered Shares” has the meaning in the first paragraph of this Underwriting Agreement;

“Offering Documents” means, collectively, the Prospectuses, any Supplementary Material, and each U.S. 144A Memorandum;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Over-Allotment Closing Date” means the third Business Day after notice of exercise of the Over-Allotment Option is delivered to the Company, or any earlier or later date as may be agreed to in writing by the Company and the Underwriters, each acting reasonably;

“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Preliminary Prospectus” means the preliminary prospectus of Franco-Nevada dated October 23, 2007, in the English and French languages, and filed with the Securities Commissions in connection with the qualification of the Offered Shares for distribution in the Qualifying Jurisdictions;

“Prospectuses” means collectively, the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, the Second Amended and Restated Prospectus and the Final Prospectus;

“QIB” means a “qualified institutional buyer” as defined in Rule 144A;

“Qualifying Jurisdictions” means, collectively, each of the provinces and territories of Canada;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Royalty Portfolio” means collectively, the portfolio of mining and oil and natural gas royalties, working interests and certain equity interests to be purchased directly or indirectly by Franco-Nevada from Newmont pursuant to the Acquisition Agreement;

“Royalty Portfolio Agreements” means those leases, contracts, agreements, instruments and similar documents, as amended, supplemented, restated or replaced which create or grant the royalties and working interests comprising the Royalty Portfolio or which assign the royalties and working interests to Newmont or its Subsidiaries;

“Royalty Portfolio Auditors” means PricewaterhouseCoopers LLP in Denver, Colorado;

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“Royalty Portfolio Information” means collectively, the information and statements contained in the Prospectuses which relate primarily to the description of the Royalty Portfolio and the individual royalties and equity interests comprised thereof, and includes without limitation, the disclosure under the heading “Description of Royalty Portfolio”;

“Royalty Portfolio Financial Information” means the audited annual and interim combined financial statements of the Royalty Portfolio, including the notes with respect thereto together with the report of the Royalty Portfolio’s Auditors on the annual combined financial statements as at and for the periods included therein, and the accompanying Management’s Discussion and Analysis, included in the Prospectuses and any Supplementary Material;

“Royalty Subsidiaries” mean the Material Subsidiaries;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“Second Amended and Restated Preliminary Prospectus” means the second amended and restated preliminary prospectus dated November 20, 2007;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Standard Listing Conditions” has the meaning given to that term in Section 3(4)(d) of this Underwriting Agreement;

“Stillwater Complex” has the meaning ascribed thereto in the Final Prospectus and any Supplementary Material;

“Stillwater Royalty” means the royalties within the Stillwater Complex, as described in the Final Prospectus, and any Supplementary Material under the heading “Material Mineral Royalty Interests – Stillwater Complex”;

“Subsidiary” means a subsidiary for purposes of the Securities Act (Ontario);

“Supplementary Material” means, collectively, any amendment to the Prospectuses, or the U.S. 144A Memorandum, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of Franco-Nevada under Applicable Securities Laws relating to the qualification for distribution of, inter alia, the Offered Shares;

“Time of Closing” means 8:30 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date as may be agreed to by Newmont, Franco-Nevada and the Underwriters;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

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“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of an Underwriter that is named in the U.S. 144A Memorandum;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. 144A Memorandum” means the U.S. private placement memorandum, in a form satisfactory to the Underwriters, acting reasonably, as attached to a copy of the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus or the Second Amended and Restated Preliminary Prospectus, as the case may be, and also as attached to the Final Prospectus, to be delivered to offerees and purchasers of the Offered Shares in the United States pursuant to Rule 144A in accordance with Schedule “A” hereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(2)	Headings, etc. The division of this Underwriting Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Underwriting Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Underwriting Agreement.

(3)	Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(4)	Knowledge. In this Underwriting Agreement:

(a)	a reference to “knowledge” of Franco-Nevada, means to the best knowledge of David Harquail, Steve Aaker, Paul Brink, Sharon Dowdall and Geoff Waterman after reasonable inquiry; and

(b)	a reference to “knowledge” of Newmont, means to the best knowledge of Randy Engel, David Faley, Geoff Waterman, Steve Aaker, David Guitierrez, Shon Conley, Blake Rhodes, Kevin Rohnstock, and Frank Hanagarne, after reasonable inquiry.

Section 2 Filing of the Final Prospectus and Qualification for Distribution

(1)

The Company has prepared and will use its best efforts to file, by 9:00 a.m. (Toronto time) on November 30, 2007, the Final Prospectus under the Canadian Securities Laws and other related documents relating to the proposed distribution in the Qualifying Jurisdictions of the Offered Shares. The Company shall, in any event, not later than 3:00 p.m. (Toronto time) on November 30, 2007, have prepared and filed

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under the Canadian Securities Laws, and shall have obtained a receipt therefor from each of the Qualifying Jurisdictions (in the form of a final MRRS Decision Document) by 3:00 p.m. (Toronto time) on such date, the Final Prospectus and other related documents relating to the proposed distribution in Canada of the Offered Shares; and shall have taken all other steps and proceedings that may be necessary to be taken by the Company in order to qualify the Offered Shares for distribution (or distribution to the public, as the case may be) in each of the other Qualifying Jurisdictions by the Underwriters under the Canadian Securities Laws by 3:00 p.m. (Toronto time) on such date.

(2)	Until the date on which the distribution of the Offered Shares is completed, the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Offered Shares or, in the event that the Offered Shares have, for any reason, ceased to so qualify, to so qualify again the Offered Shares, as applicable, for distribution.

Section 3 Delivery of Offering Documents and Related Matters

(1)	The Company shall deliver without charge to the Underwriters, as soon as practicable and in any event no later than noon (Toronto time) on December 3, 2007 in the case of the Final Prospectus or the U.S. 144A Memorandum and thereafter from time to time during the distribution of the Offered Shares, in such cities in the Offering Jurisdictions as the Underwriters shall notify the Company, as many commercial copies of the Final Prospectus and the U.S. 144A Memorandum, respectively, in the English language and the French language as the Underwriters may reasonably request for the purposes contemplated by the relevant securities laws. The Company will similarly cause to be delivered to the Underwriters, in such cities in the Offering Jurisdictions as the Underwriters may reasonably request commercial copies of any Supplementary Material required to be delivered to purchasers or prospective purchasers of the Offered Shares. Each delivery of the Prospectuses, the U.S. 144A Memorandum or any Supplementary Material will have constituted and constitute the Company’s consent to the use of the Prospectuses, the U.S. 144A Memorandum and any Supplementary Material by the Underwriters for the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with the provisions of this Underwriting Agreement and Canadian Securities Laws, and in the United States in compliance with this Underwriting Agreement and U.S. Securities Laws.

(2)	Each delivery of the Prospectuses, the U.S. 144A Memorandum and any Supplementary Material to the Underwriters by Franco-Nevada in accordance with this Underwriting Agreement will constitute the representation and warranty of Franco-Nevada to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Prospectuses), at the respective times of delivery:

(a)	the information and statements contained in each of the Prospectuses and any Supplementary Material:

(i)	contain no misrepresentation; and

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(ii)	constitute full, true and plain disclosure of all material facts relating to the Offered Shares, the Royalty Portfolio and Franco-Nevada considered as a whole; and

(b)	each of the Prospectuses and the Supplementary Material complies in all material respects with Canadian Securities Laws.

(3)	Each delivery of the Prospectuses the U.S. 144A Memorandum, and any Supplementary Material to the Underwriters by Franco-Nevada in accordance with this Underwriting Agreement will constitute the representation and warranty of Newmont to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Prospectuses, at the respective times of delivery:

(a)	the information and statements contained in the Royalty Portfolio Information and in the Newmont Information in each of the Prospectuses and any Supplementary Material:

(i)	contain no misrepresentation; and

(ii)	constitute full, true and plain disclosure of all material facts relating to the Royalty Portfolio Information and the Newmont Information considered as a whole;

(b)	the Royalty Portfolio Information, the Newmont Information, and any statement regarding the Acquisition contained in each of the Prospectuses and the Supplementary Material complies in all material respects with Canadian Securities Laws.

(4)	Franco-Nevada will also deliver to the Underwriters, without charge, contemporaneously with, or prior to the filing of the Final Prospectus, unless otherwise indicated:

(a)	a copy of the Final Prospectus in the English language and a copy of Final Prospectus in the French language, each manually signed on behalf of Franco-Nevada and Newmont, by the persons and in the form required by Canadian Securities Laws;

(b)	a copy of any other document filed with, or delivered to, the Securities Commissions by Franco-Nevada under Canadian Securities Laws in connection with the Offering;

(c)	an opinion or opinions of Québec counsel or counsels to Franco-Nevada, addressed to the Underwriters, Franco-Nevada and Newmont, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, to the effect that, the French language version of the Final Prospectus is in all material respects a complete and proper translation of the English language version;

(d)	evidence satisfactory to the Underwriters of the approval (or conditional approval) of the listing and posting for trading on the TSX of the Offered

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Shares, subject only to satisfaction by Franco-Nevada of customary post-closing conditions imposed by the TSX in similar circumstances (the “Standard Listing Conditions”); and

(e)	a “long-form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, addressed to the Underwriters, from the Royalty Portfolio Auditor, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to financial and accounting information relating to the Royalty Portfolio included in the Final Prospectus, which letter shall be in addition to the auditor’s report contained in the Final Prospectus and any auditor’s comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under the Canadian Securities Laws;

(5)	Opinions, comfort letters and other documents substantially similar to those referred to in this section of this Underwriting Agreement will be delivered to the Underwriters, Franco-Nevada and Newmont, and their respective counsel, as applicable, with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, any Supplementary Material.

Section 4 Material Changes During the Distribution of the Offered Shares

(1)	Franco-Nevada will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Offered Shares of the full particulars of:

(a)	any material change (whether actual, anticipated, threatened, contemplated) in respect of Franco-Nevada considered on a consolidated basis or affecting the Royalty Portfolio;

(b)	any material fact (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) that would have been required to have been stated in any of the Offering Documents had that fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be; and

(c)	any change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) in any material fact or any misstatement of any material fact contained in any of the Offering Documents, or the existence of any new material fact, and Newmont will promptly inform the Underwriters in writing of any change in the Royalty Portfolio Information or the Newmont Information, in all cases which change or new material fact is, or may reasonably be expected to be, of such a nature as:

(d)	to render any of the Offering Documents, as they exist taken together in their entirety immediately prior to such change or new material fact, misleading or untrue in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such change or material fact, containing a misrepresentation;

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(e)	would result in any of the Offering Documents, as they exist taken together in their entirety immediately prior to such change or material fact, not complying with any Applicable Securities Laws; or

(f)	would reasonably be expected to have a material effect on the market price or value of any of the Offered Shares or constitute a Material Adverse Effect as it relates to Franco-Nevada or the Royalty Portfolio.

(2)	Franco-Nevada shall comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of Canadian Securities Laws, and Franco-Nevada will prepare and will file promptly at the request of the Underwriters, any Supplementary Material, which, in the opinion of the Underwriters and their counsel, acting reasonably, may be necessary, and will, until the distribution of the Offered Shares is complete, otherwise comply with all applicable filing and other requirements under Applicable Securities Laws arising as a result of such fact or change necessary to continue to qualify the Offered Shares for distribution in each of the Offering Jurisdictions.

(3)	The Company, Newmont and the Underwriters acknowledge that if the Company is required by Canadian Securities Laws to prepare and file an amendment to the Final Prospectus at any time prior to the completion of the distribution of the Offered Shares, the Final Prospectus (as then amended) contains a misrepresentation. The Company will promptly prepare and file with the securities authorities in the Qualifying Jurisdictions any amendment or supplement thereto which in the opinion of the Underwriters, acting reasonably, may be necessary or advisable to correct such misrepresentation.

(4)	In addition, if, during the period from the date hereof to the later of the Closing Date and the date of the completion of the distribution of the Offered Shares, it shall be necessary to file any Supplementary Material to comply with any Applicable Securities Laws, the Company shall, in co-operation with the Underwriters and their counsel, make any such filing as soon as reasonably possible.

(5)	In addition to the provisions of Subsections 4(1) and 4(2), each of Franco-Nevada and Newmont will, in good faith, discuss with the Underwriters, and each other, any change, event, development or fact, contemplated, anticipated, threatened, or proposed in Subsections 4(1) and 4(2) that is of such a nature that there may be reasonable doubt as to whether written notice should be given to the Underwriters under Section 4 of this Underwriting Agreement and will consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by Franco-Nevada, it being understood and agreed that no such Supplementary Material will be filed with any Securities Commission until the Underwriters and their legal counsel have been given a reasonable opportunity to review and approve such material, acting reasonably.

Section 5 Due Diligence

Prior to the Time of Closing, and, if applicable, prior to the filing of any Supplementary Material, the Underwriters, their legal counsel, and technical consultants will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of the Royalty Portfolio, and of Franco-Nevada and its

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business operations, properties, assets, affairs and financial condition to the extent such information is within the control of Newmont or Franco-Nevada. In particular, the Underwriters shall be permitted to conduct all due diligence that they may, in their sole discretion, require in order to fulfil their obligations under Applicable Securities Laws, and in that regard, Franco-Nevada and Newmont (as the case may be) will make available, to the extent the information is within the control of Newmont or Franco-Nevada to the Underwriters, their legal counsel and technical consultants, on a timely basis, all corporate and operating records, contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of the Royalty Portfolio, and of Franco-Nevada and its business, properties, assets, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Underwriter may conduct, to participate in one or more due diligence sessions to be held prior to the Time of Closing. All information requested by the Underwriters, their counsel and technical consultants in connection with the due diligence investigations of the Underwriters will be treated by the Underwriters, their counsel and technical consultants as confidential and will only be used in connection with the Offering. It shall be a condition precedent to the Underwriters’ execution of any certificate in any Offering Document that the Underwriters be satisfied, acting reasonably, as to the form and content of the document. The Underwriters shall not unreasonably withhold or delay the execution of any such Offering Document required to be executed by the Underwriters and filed in compliance with Applicable Securities Laws for the purpose of the Offering.

Section 6 Conditions of Closing

The Underwriters’ obligations under this Underwriting Agreement (including the obligation to complete the purchase of the Offered Shares or any of them) are conditional upon and subject to:

(1)	Canadian Legal Opinion. The Underwriters receiving at the Time of Closing a favourable legal opinion from Goodmans LLP, Canadian counsel to Franco-Nevada, who may rely on the opinions of local counsel acceptable to counsel to the Underwriters, acting reasonably, as to the qualification of the Offered Shares for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice and may rely as to matters of fact on certificates of officers, public and exchange officials or of the auditor or transfer agent of Franco-Nevada), to the effect set forth below:

(a)	each of Franco-Nevada and NewCanCo has been incorporated and is existing under the laws of Canada and has the corporate capacity and power to own and lease its properties and assets (currently owned or to be acquired by it pursuant to the Acquisition Agreement) and to conduct its business as described in the Final Prospectus;

(b)	the Company having the corporate power to execute and deliver this Underwriting Agreement and to carry out the transactions contemplated hereby, including the Acquisition, under the laws of its jurisdiction of incorporation;

(c)	the authorized and issued share capital of Franco-Nevada being as described in the Final Prospectus;

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(d)	all necessary corporate action having been taken by Franco-Nevada to authorize the execution and delivery of this Underwriting Agreement and the performance of its obligations hereunder, including the completion of the Acquisition;

(e)	this Underwriting Agreement having been duly executed and delivered by Franco-Nevada and constituting a legal, valid and binding obligation of, and being enforceable against, Franco-Nevada in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity or contribution);

(f)	the execution and delivery by Franco-Nevada of this Underwriting Agreement, the fulfilment of the terms hereof by Franco-Nevada, and the issue, sale and delivery on the Closing Date of the Initial Shares (and the Over-Allotment Shares, if issued) to the Underwriters as contemplated herein, not constituting or resulting in a breach of or a default under, and do not creating a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of Franco-Nevada or any applicable law of Ontario and the federal laws of Canada;

(g)	all necessary corporate action having been taken by Franco-Nevada to authorize the creation, issuance and delivery of the Offered Shares;

(h)	all documents required to be filed by Franco-Nevada and all proceedings required to be taken by Franco-Nevada under Canadian Securities Laws having been filed and taken in order to qualify the distribution of the Offered Shares in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by Franco-Nevada under Canadian Securities Laws to permit the trading in the Qualifying Jurisdictions of the Offered Shares, through registrants registered under Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws;

(i)	the Offering Documents having been duly authorized and executed by the Company;

(j)	the Offered Shares having been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions;

(k)	the Initial Shares (and any Over-Allotment Shares if and when issued) having been validly issued by Franco-Nevada and being fully-paid and non-assessable shares in the capital of Franco-Nevada;

(l)	the form of the certificate representing the Common Shares having been approved by the directors of the Company and complies with the provisions

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of the Canada Business Corporations Act and the articles and by-laws of the Company, and have been duly approved and executed by the Company, certified by Computershare Investor Services Inc. as transfer agent and registrar and delivered to the Underwriters;

(m)	the Company being a reporting issuer (or the equivalent) under the Securities Laws of all the provinces and territories, and not being included on a list of defaulting reporting issuers maintained by the securities regulators of all the provinces and territories of Canada; and

(n)	the statements under the headings “Eligibility for Investment” and “Canadian Federal Income Tax Considerations” in the Final Prospectus being true and correct;

in a form acceptable in all reasonable respects to counsel to the Underwriters, Stikeman Elliott LLP;

(2)	United States Opinion. The Underwriters receiving at the Time of Closing, a favourable legal opinion from United States legal counsel to Franco-Nevada and NewUSCo., in the form previously provided to United States counsel to the Underwriters, Shearman & Sterling LLP;

(3)	Australia Opinion. The Underwriters receiving at the Time of Closing, a favourable legal opinion from Australian counsel to Franco-Nevada, as to the due incorporation and valid existence of NewAusCo., its authorized share capital and ownership of its issued share capital, in a form acceptable in all reasonable respects to counsel to the Underwriters, Stikeman Elliott LLP;

(4)	French Language Laws. The Underwriters having received opinions from Québec counsel or counsels to the Company that to the effect that all laws of the Province of Québec relating to the use of the French language (other than those relating to oral communications) will have been complied with by Franco-Nevada in connection with the offering and sale of the Offered Shares to purchasers in the Province of Québec;

(5)	Officer’s Certificate of Franco-Nevada. The Underwriters having received a certificate dated the Closing Date signed by the Chief Executive Officer of Franco-Nevada or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(a)	the constating documents of Franco-Nevada;

(b)	the resolutions of the directors of Franco-Nevada relevant to the Offering, the allotment, issue (or reservation for issue) and sale of the Offered Shares, the authorization of this Underwriting Agreement, and the other agreements and transactions contemplated by this Underwriting Agreement including the Acquisition Agreement; and

(c)	the incumbency and signatures of signing officers of Franco-Nevada;

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(6)	Officer’s Certificate of Newmont. The Underwriters having received certificates dated the Closing Date signed by an executive officer of Newmont acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(a)	the constating documents of Newmont;

(b)	the resolutions of the directors of Newmont regarding the authorization of the Offering Documents, this Underwriting Agreement, and the other agreements and transactions contemplated by this Underwriting Agreement including the Acquisition Agreement; and

(c)	the incumbency and signatures of signing officers of Newmont;

(7)	Certificates of Status. Certificates of status and/or compliance (or the equivalent), where issuable under applicable law, for each of the Material Subsidiaries, Franco-Nevada and Newmont, each dated within two (2) days of the Closing Date;

(8)	Closing Certificate of Franco-Nevada. Franco-Nevada having delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of Franco-Nevada, certifying for and on behalf of Franco-Nevada, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)	Franco-Nevada having complied with all the covenants, in all material respects, and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)	no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Shares or any of the Company’s issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened;

(c)	subsequent to the respective dates as at which information is given in the Final Prospectus, there having not occurred a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Final Prospectus or any Supplementary Material, as the case may be;

(d)	no material change relating to the Company on a consolidated basis having occurred since the date hereof other than as disclosed in any Supplementary Material; and

(e)

the representations and warranties of Franco-Nevada contained in this Underwriting Agreement, any Ancillary Documents and in any certificates of Franco-Nevada delivered pursuant to or in connection with this Underwriting Agreement, being true and correct in all material respects (or, if qualified by materiality, in all respects) as at the Time of Closing, with the

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same force and effect as if made on and as at the Time of Closing, except for such representations and warranties which are in respect of a specific date in which case such representations and warranties shall be true and correct, in all material respects (or, if qualified by materiality, in all respects), as of such date, after giving effect to the transactions contemplated by this Underwriting Agreement;

(9)	Closing Certificate of Newmont. Newmont having delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by two executive officers of Newmont, certifying for and on behalf of Newmont, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)	Newmont having complied with all the covenants, in all material respects, and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)	subsequent to the respective dates as at which information is given in the Final Prospectus, there having not occurred as it solely relates to the Royalty Portfolio or Newmont Information a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Final Prospectus or any Supplementary Material, as the case may be; and

(c)	the representations and warranties of Newmont contained in this Underwriting Agreement and in any certificates of Newmont delivered pursuant to or in connection with this Underwriting Agreement, being true and correct in all material respects (or, if qualified by materiality, in all respects) as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, except for such representations and warranties which are in respect of a specific date in which case such representations and warranties shall be true and correct, in all material respects (or, if qualified by materiality, in all respects), as of such date, after giving effect to the transactions contemplated by this Underwriting Agreement;

(10)	Bring Down Royalty Portfolio Auditor Comfort Letter. Franco-Nevada having caused the Royalty Portfolio Auditor to deliver to the Underwriters a comfort letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two (2) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in Section 3(4)(e);

(11)	Amendment to Franco-Nevada Articles. The articles of incorporation of Franco-Nevada having been amended to remove the class of Special Shares and all issued and outstanding Special Shares having been repurchased in accordance with the disclosure in the Final Prospectus and any Supplementary Material;

(12)	No Termination. The Underwriters not having exercised any rights of termination set forth in Section 16;

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(13)	Completion of Acquisition and Delivery of Acquisition Agreement. The conditions precedent set out in Section 6 of the Acquisition Agreement, other than the condition set out in Section 6(e), shall have been satisfied and no waiver of these conditions shall have been granted by any party without the prior written consent of the Underwriters, acting reasonably, and a closing under Section 7.1 shall have occurred under the Acquisition Agreement in respect of the Shares (as such term is defined in the Acquisition Agreement) and the Directly Transferred Assets, other than in respect of the shares of NewAusCo . The Underwriters have received from Franco-Nevada a certified executed copy of the Acquisition Agreement, including all schedules thereto;

(14)	Goldstrike Royalty Title Opinion. The Underwriters having received at the Time of Closing a legal opinion from Harris & Thompson, special Nevada counsel to Newmont and Franco-Nevada as to the title of the Goldstrike Royalties, in the form previously provided to counsel to the Underwriters, Stikeman Elliott LLP;

(15)	Stillwater Royalty Title Opinion. The Underwriters having received at the Time of Closing a legal opinion from Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P., special Montana counsel to Newmont and Franco-Nevada as to the title of the Stillwater Royalties, in the form previously provided to counsel to the Underwriters, Stikeman Elliott LLP;

(16)	No Cease Trade Order. At the Time of Closing, the Company is not the subject of a cease trading order made by any securities regulatory authority or other competent authority which has not been rescinded;

(17)	New Debt Financing. At the Time of Closing, the Credit Facility being established and a Credit Agreement having been entered into among Franco-Nevada and the applicable financial institutions;

(18)	Other Documentation. The Underwriters having received at the Time of Closing such further certificates, opinions of counsel and other documentation from Franco-Nevada or Newmont, as the case may be, as may be contemplated herein or as the Underwriters or their counsel may reasonably require, provided, however, that the Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for Franco-Nevada or Newmont, as the case may be, to obtain and deliver such certificate, opinion or document, and in any event, at least 48 hours prior to the Time of Closing.

Section 7 Representations and Warranties of Franco-Nevada

(1)	Franco-Nevada hereby represents and warrants to the Underwriters, intending that the same may be relied upon by the Underwriters that:

(a)	Good Standing of Franco-Nevada. Franco-Nevada has been duly incorporated or organized and is validly existing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets (including royalties and interest therein) currently owned or to be acquired pursuant to the Acquisition Agreement, and to carry out the transactions contemplated by this Underwriting Agreement.

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(b)	Good Standing of Subsidiaries. At the Time of Closing, Franco-Nevada’s only subsidiaries will be the Material Subsidiaries. At the Time of Closing, each Material Subsidiary will be a corporation or company incorporated or established, organized and existing under the laws of the jurisdiction of its incorporation, will be current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and will have the requisite corporate power and capacity to own, lease and operate its properties and assets (including any royalty or interest therein) then owned or to be acquired pursuant to the Acquisition Agreement, and to conduct its business as then carried on by it, or to be carried out by it following the completion of Acquisition, and will be duly qualified to transact business and will be in good standing in each jurisdiction in which such qualification is required (or will be required upon the completion of the Acquisition), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so would not reasonably be expected to result in a Material Adverse Effect. At the Time of Closing, all of the issued and outstanding shares in the capital of each Material Subsidiary will have been duly authorized and validly issued, will be fully paid and non-assessable and will be directly or indirectly beneficially owned by Franco-Nevada, free and clear of any Lien, except such Liens as described in the Offering Documents; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. There exist no options, warrants, purchase rights, or other contracts or commitments that could require Franco-Nevada to sell, transfer or otherwise dispose of any capital stock of any Material Subsidiary. No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy.

(c)	Share Capital of Franco-Nevada. The share capital of Franco-Nevada described under the heading “Description of Common Shares” in the Final Prospectus is true and correct. At the Time of Closing, but prior to giving effect to the issuance of any Offered Shares, the issued share capital of Franco-Nevada will consist only of 3 million Common Shares, and no other equity or voting shares.

(d)	Corporate Power. The Company has full corporate power and authority to enter into this Underwriting Agreement and the Ancillary Documents and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof. The Corporation and each Material Subsidiary has full corporate power and authority to do all acts and things and execute and deliver all documents as are required to be done, observed, performed, executed or delivered in order to complete the transactions contemplated by, or described in, the Final Prospectus, including the Acquisition.

(e)	Authorization. The Company and each Material Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance of this Underwriting Agreement, in the case of the Company, and to authorize the completion of the transactions contemplated by, or described in, the Final Prospectus, including the Acquisition.

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(f)	Authorization of Offered Shares. The Initial Shares and the Over-Allotment Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and when issued and delivered by Franco-Nevada pursuant to this Underwriting Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable shares.

(g)	Description of Offered Shares. The Offered Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same. The issuance of the Offered Shares is not subject to the pre-emptive rights of any shareholder of Franco-Nevada (or such rights have been irrevocably waived), and all corporate action required to be taken by Franco-Nevada for the authorization, issuance, sale and delivery of the Offered Shares has been validly taken at the date hereof.

(h)	Absence of Rights. Except as disclosed in the Final Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of Franco-Nevada or any other agreement or option, for the issue or allotment of any unissued shares of Franco-Nevada or any other security convertible into or exchangeable for any such shares or to require Franco-Nevada to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Franco-Nevada.

(i)	Financial Statements of the Company. The opening consolidated balance sheet of the Company contained in the Offering Documents and the notes thereto, (i) present fairly, in all material respects, the financial position of the Company, as at the date specified in such Company Financial Information; (ii) have been prepared in conformity with generally accepted accounting principles in the Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved; and (iii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made.

(j)	Financial Statements of the Royalty Portfolio. The Royalty Portfolio Financial Information (i) present fairly, in all material respects, the financial position of the Royalty Portfolio, and the statements of income, changes to owner’s net investment, statements of cash flow and changes in financial information of the Royalty Portfolio for the periods specified in such financial information (ii) have been prepared in conformity with Canadian GAAP, applied on a consistent basis throughout the periods involved; and (iii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by such financial information.

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(k)	Pro Forma Financial Statements of the Company. The unaudited pro forma consolidated financial statements of the Company contained in the Offering Documents and the notes thereto, (i) present fairly, in all material respects, the pro forma financial position of the Company, and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Company as at the dates and for the periods indicated after giving effect to the transactions and assumptions described in the related notes thereto; and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by such financial information. Such unaudited pro forma consolidated financial statements have been compiled in accordance with rules and guidelines set forth under Canadian Securities Laws with respect to the preparation of pro forma financial statements and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein.

(l)	Liabilities. Neither Franco-Nevada nor the Material Subsidiaries have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Company Financial Information or the Offering Documents, and which might reasonably be expected to have a Material Adverse Effect.

(m)	No Default. The offering and sale of the Offered Shares, the execution and delivery of this Underwriting Agreement or of the Ancillary Documents, the compliance by the Company with the provisions of this Underwriting Agreement and the Ancillary Documents or the consummation of the transactions contemplated herein or by the Ancillary Documents or contemplated by, or described in, the Final Prospectus or any Supplementary Material including, without limitation, the issue of the Offered Shares for the consideration and upon the terms and conditions as set out herein and the completion of the Acquisition, do not or will not:

(i)	result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, or resolutions of the Company, any applicable laws, indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which any of them or any of the properties or assets (including any royalty or interest therein) currently owned or to be acquired pursuant to the Acquisition Agreement, or any judgment, decree, order, statute, rule or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Company or any Material Subsidiaries or any of the properties or assets (including any royalty or interest therein) currently owned or to be acquired pursuant to the Acquisition Agreement, which default or breach might reasonably be expected to have a Material Adverse Effect; or

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(ii)	except as disclosed in the Final Prospectus and any Supplementary Material, create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which any of them or any of the properties or assets (including any royalty or interest therein) currently owned or to be acquired pursuant to the Acquisition Agreement is bound which, upon exercise of such right, might reasonably be expected to have a Material Adverse Effect;

(n)	Independent Accountants. The accountants who reported on and audited the Company Financial Information and the Royalty Portfolio Financial Information that have been audited, are independent with respect to Franco-Nevada within the meaning of Canadian Securities Laws.

(o)	Accounting Controls. Franco-Nevada and each of its Material Subsidiaries maintains, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)	Compliance with Laws, Licenses and Permit. The Company and each Material Subsidiary has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations and business thereof, and none of the Company or any Material Subsidiary has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would have a Material Adverse Effect.

(q)	Executive Compensation. At the Time of Closing, the directors and officers of Franco-Nevada and their compensation arrangements with Franco-Nevada, whether as directors, officers or employees of Franco-Nevada will be as disclosed in the Offering Documents.

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(r)	Material Contracts. All of the material contracts and agreements of Franco-Nevada and of the Material Subsidiaries not made in the ordinary course of business (collectively the “Material Contracts”) have been disclosed in the Offering Documents and if required under the Applicable Securities Laws have been filed with the applicable Securities Commissions.

(s)	No Default. Except as disclosed in the Final Prospectus and any Supplementary Material, none of the Company or any Material Subsidiary is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets (including any royalty or interest therein) thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company or any Material Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could reasonably be expected to have a Material Adverse Effect.

(t)	Absence of Proceedings. Except as disclosed in the Final Prospectus and any Supplementary Material, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of Franco-Nevada, threatened against or affecting Franco-Nevada, any Material Subsidiary, any of their respective properties or assets (including any royalty or interest therein) currently owned or to be acquired pursuant to the Acquisition Agreement, which is required to be disclosed under Canadian Securities Laws in the Offering Documents and which is not so disclosed, or which if determined adversely, would reasonably be expected to have a Material Adverse Effect, or which if determined adversely would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement, the consummation of the Acquisition, or the performance by Franco-Nevada of its obligations hereunder or thereunder.

(u)

Consents and Approvals. None of the offering and sale of the Offered Shares, the execution and delivery of this Underwriting Agreement or of the Ancillary Documents, the compliance by the Company with the provisions of this Underwriting Agreement and the Ancillary Documents or the consummation of the transactions contemplated herein or by the Ancillary Documents or contemplated by, or described in, the Final Prospectus including, without limitation, the issue of the Offered Shares for the consideration and upon the terms and conditions as set out herein, and the completion of the Acquisition, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as has been obtained or will be obtained on or prior to the Closing Time, (B) such as may be required

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under the Securities Laws of the Offering Jurisdictions and the policies of the TSX and will be obtained by the Closing Date or such later date as the Canadian Securities Laws of the Offering Jurisdictions and the policies of the TSX allow; (C) such consent, approval, or authorization, order or agreement, which would, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect, or (D) such consent, approval, authorization, order or agreement as disclosed in the Final Prospectus and any Supplementary Material.

(v)	Brokerage Fees. Other than the Underwriters and as disclosed in the Final Prospectus and any Supplementary Material, there is no person, firm or corporation acting or, to the knowledge of Franco-Nevada, purporting to act at the request of Franco-Nevada, who is entitled to any brokerage or finder’s fees in connection with the Offering contemplated herein.

(w)	Status in the U.S. Franco-Nevada makes the representations, warranties and covenants applicable to it in Schedule “A” hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule “A” form part of this Underwriting Agreement.

(x)	Validity and Enforceability. This Underwriting Agreement and each of the Ancillary Agreements have been duly authorized, executed and delivered by Franco-Nevada and (assuming due execution and delivery by the other Parties hereto and thereto) are a legal, valid and binding obligation of, and are enforceable against, Franco-Nevada in accordance with their terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).

(y)	Directors and Officers. Except as disclosed in the Offering Documents and to the knowledge of Franco-Nevada, none of the directors or officers of Franco-Nevada are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(z)	Non-Arm’s-Length Transactions. Neither the Company nor any Material Subsidiary owes any amount to, nor has the Company or any Material Subsidiary made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any Person not dealing at “arm’s-length” (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Company or any Material Subsidiary. Except as disclosed in the Final Prospectus and usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Company nor any Material Subsidiary is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other Person not dealing at arm’s-length with the Company and the Material Subsidiaries.

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(aa)	No Cease Trade Orders. No securities commission or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened, and the Company is not in default of any requirement of Canadian Securities Laws which would have a Material Adverse Effect on the Offering or the Company.

(bb)	Representations as to the Royalty Portfolio. The Company hereby makes to the Underwriters and for the benefit of the Underwriters those representations and warranties made by Newmont to the Company pursuant to Section 3.6, 3.7, 3.8 and 3.9 of the Acquisition Agreement, qualified in all cases by the first two sentences set out in Section 4.7 of the Acquisition Agreement, all of which is incorporated, in their entirety, herein by reference.

Section 8 Representations and Warranties of Newmont

(1)	In addition to the representations and warranties otherwise made by Newmont in this Underwriting Agreement, Newmont hereby represents and warrants as follows to the Underwriters, intending that the same may be relied upon by the Underwriters that:

(a)	Good Standing of Newmont. Newmont has been duly incorporated or organized and is validly existing under the laws of its jurisdiction of incorporation, or under the laws of the jurisdiction in which it was organized, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets currently owned, and to carry out the transactions contemplated by this Underwriting Agreement.

(b)	Corporate Power. Newmont has full corporate power and authority to enter into this Underwriting Agreement and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof or thereunder. Newmont has full corporate power and authority to do all acts and things and execute and deliver all documents as are required to be done, observed, performed, executed or delivered in order to complete the transactions contemplated by, or described in, the Final Prospectus.

(c)	Authorization. Newmont has taken all necessary corporate action to authorize the execution, delivery and performance of this Underwriting Agreement and each of the Acquisition Agreement, and has taken all necessary corporate action to authorize the completion of the transactions contemplated by, or described in, the Final Prospectus or any Supplementary Material, including the completion of the Acquisition.

(d)

Enforceability. Each of the Underwriting Agreement, have been duly authorized, executed and delivered by Newmont and (assuming due execution and delivery by the other parties hereto and thereto) is a legal, valid and binding obligation of, and is enforceable against, Newmont in

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accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).

(e)	No Default. The execution and delivery of this Underwriting Agreement, and the compliance by Newmont with the provisions of this Underwriting Agreement or the consummation of the transactions contemplated herein, therein or described in the Offering Documents, do not or will not:

(i)	result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under any term or provision of the articles, or resolutions of Newmont, any applicable laws, indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which Newmont is a party or by which Newmont or any of the properties or assets of Newmont is bound, or any judgment, decree, order, statute, rule or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to Newmont or any of its properties or assets, except to the extent that such breach would not prevent Newmont from performing its obligations hereunder under the Underwriting Agreement, as the case may be; or

(ii)	create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which Newmont is a party or by which Newmont or any of its properties or assets is bound, and which in all cases relates to the Royalty Portfolio or any royalty or equity interest thereof, except to the extent that such breach would not prevent Newmont from performing its obligations hereunder under the Underwriting Agreement.

(f)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by Newmont of its obligations hereunder, or the consummation of the transactions contemplated by this Underwriting Agreement including the Acquisition, except (i) those which will be obtained at or prior to the Time of Closing, (ii) those which are as set out in the Final Prospectus and any Supplementary Material, and (iii) those which if not obtained prior to Closing would not result in a Material Adverse Effect on Franco-Nevada or the Royalty Portfolio.

(g)

Financial Statements of the Royalty Portfolio. The Royalty Portfolio Financial Information (i) present fairly, in all material respects, the financial position of the Royalty Portfolio, and the statements of income, changes to owner’s net investment, statements of cash flow and changes in financial information of the Royalty Portfolio for the periods specified in such financial information

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(ii) have been prepared in conformity with Canadian GAAP, applied on a consistent basis throughout the periods involved; and (iii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by such financial information.

(h)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of Newmont, threatened against or affecting Newmont, the Royalty Portfolio, or any of Newmont’s properties or assets (including any royalty or interest therein) which in any way affects or may affect the completion of the transactions contemplated by this Underwriting Agreement or would, assuming the completion of the Acquisition, lead to a Material Adverse Effect of the Company.

(i)	Representations in Acquisition Agreement. The representations and warranties of Newmont set out in Section 3 of the Acquisition Agreement are made to the Underwriters for the benefit of the Underwriters, qualified in all cases by the first two sentences set out in Section 4.7 of the Acquisition Agreement, all of which is incorporated, in their entirety, herein by reference.

Section 9 Representations and Warranties of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under applicable Canadian Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

(b)	it has all requisite corporate power and authority to enter into this Underwriting Agreement and to carry out the transactions contemplated under this Underwriting Agreement on the terms and conditions set forth herein.

(2)	The representations and warranties of each of the Underwriters contained in this Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall not survive the completion of the transactions contemplated under this Underwriting Agreement but shall terminate on the completion of the distribution of the Offered Shares.

Section 10 Additional Covenants of Franco-Nevada

In addition to any other covenant of Franco-Nevada set forth in this Underwriting Agreement, Franco-Nevada covenants with the Underwriters that:

(a)

Stock Exchange Listings. Prior to the filing of the Final Prospectus with the Securities Commissions, Franco-Nevada will file or cause to be filed with the TSX all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Offered Shares have been approved (or conditionally

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approved) for listing and for trading on the TSX (including on a “when issued trading” basis immediately following the filing of the Final Prospectus up until the completion of the Offering), subject only to satisfaction by Franco-Nevada of the Standard Listing Conditions, and Franco-Nevada shall thereafter, fulfill the Standard Listing Conditions within the time period prescribed by the TSX;

(b)	Other Filings. Franco-Nevada will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and Franco-Nevada will pay all filing fees required to be paid in connection with the transactions contemplated in this Underwriting Agreement;

(c)	Board and Management Placement. Franco-Nevada will use its commercially reasonable efforts to take or cause to be taken all steps on its part to be complied with in order to ensure that the Board and Management Placement is completed prior to the Closing Date and shall, at or prior to the Closing Date, deliver to the Underwriters executed copies of the applicable subscription agreements;

(d)	Amendment to Franco-Nevada Articles. Prior to Closing, Franco-Nevada will amend its articles of incorporation to remove the class of Special Shares and will repurchase all issued and outstanding Special Shares in accordance with the disclosure in the Final Prospectus and any Supplementary Material;

(e)	Press Releases. Subject to compliance with applicable law, any press release of Franco-Nevada relating to the Offering will be provided in advance to the Co-Lead Underwriters on behalf of the Underwriters and Newmont, and Franco-Nevada will agree to the form and content thereof with the Co-Lead Underwriters on behalf of the Underwriters and Newmont, prior to the release thereof;

(f)	Use of Proceeds. Franco-Nevada confirms its intention to use the net proceeds from the purchase and sale of the Offered Shares in accordance with the descriptions set forth under the headings “Use of Proceeds” and “Acquisition and Related Transactions” in the Final Prospectus;

(g)	Blackout Period. Franco-Nevada agrees not to issue, nor announce any intention to, directly or indirectly, offer to sell or enter into any agreement to issue, offer or sell any Common Shares, any other securities of Franco-Nevada, or any financial instruments convertible or exercisable into Common Shares other than rights granted under the Company’s stock option plan or any other share compensation plan and shares issued upon the exercise of such rights, and the Common Shares to be issued to Pierre Lassonde pursuant to the Exchange Agreement, for a period starting on the date hereof and ending on the date that is 180 days from the Closing Date without the prior written consent of the Co-Lead Underwriters, acting reasonably.

(h)

Right of First Refusal. The Company hereby grants the Co-Lead Underwriters the right to act as co-lead manager and underwriters in any equity, debt or equity based financing undertaken by the Company for a period of 12 months after the Closing Date. The Co-Lead Underwriters shall indicate their

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willingness to co-lead such financing within five Business Days after receipt of notice of the proposed equity, debt or equity based financing by the Company (on such terms to be negotiated in good faith among the parties and to be consistent with fees paid to Canadian investment bankers for similar services), failing which the Company shall be entitled to proceed with such financing without any further obligation to the Co-Lead Underwriters in connection with such financing, provided that the terms and conditions of any such engagement shall be no more favourable to such other financial institution as the terms and conditions offered to the Co-Lead Underwriters.

Section 11 Covenants of Newmont

In addition to any other covenant of Newmont set forth in this Underwriting Agreement, Newmont covenants with the Underwriters that it shall not, for a period starting on the date hereof and ending on the date that is 180 days from the Closing Date, offer or sell, or announce any intention to, directly or indirectly, offer or sell any Common Shares or other securities of Franco-Nevada, or any financial instruments convertible or exercisable into Common Shares that it may own (directly or indirectly), without the prior written consent of the Co-Lead Underwriters, acting reasonably.

Section 12 Covenants of the Underwriters

(1)	The Underwriters hereby covenant and agree with Franco-Nevada the following:

(a)	Offering Jurisdictions and Offering Price. During the period of distribution of the Offered Shares by or through the Underwriters, the Underwriters will offer and sell Offered Shares to the public only in the Qualifying Jurisdictions and in the United States to QIBs in reliance on Rule 144A and pursuant to the 144A Memorandum or where they may lawfully be offered for sale or sold and only at the Offer Price. For the purposes of this Subsection 12(1)(a), the Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where an MRRS Decision Document for the Final Prospectus shall have been obtained from the applicable Securities Commission following the filing of the Final Prospectus.

(b)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer to sell and the distribution of the Offered Shares.

(c)	U.S. Offers and Sales. The Underwriters will solicit offers to purchase, sell the Offered Shares and deliver any Offering Documents only to QIBs, and will not directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver any Offering Document to purchasers so as to require registration of the Offered Shares or filing of a prospectus or registration statement with respect to those Offered Shares under the laws of any jurisdiction other than the Qualifying Jurisdictions, including, without limitation, the United States. Any offer or sales of Offered Shares in the United States will be made in accordance with the terms and conditions set out in Schedule “A” to this Underwriting Agreement. The terms and conditions and the representations, warranties and covenants of the parties contained in Schedule “A” form part of this Underwriting Agreement.

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(d)	Completion of Distribution. The Underwriters will use their reasonable best efforts to complete the distribution of the Offered Shares as promptly as possible after the Time of Closing. The Underwriters will notify Franco-Nevada and Newmont when, in the Underwriters’ opinion, the Underwriters have ceased the distribution of the Offered Shares, and, within 30 days after completion of the distribution, will provide Franco-Nevada, in writing, with a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where that breakdown is required by a Securities Commission for the purpose of calculating fees payable to, or making filings with, that Securities Commissions.

(2)	Liability on Default. No Underwriter shall be liable to Franco-Nevada or Newmont under this Section 12 with respect to a default by any of the other Underwriters.

Section 13 Closing

(1)	Location of Closing. The Offering will be completed at the offices of Goodmans LLP in Toronto, Ontario at the Time of Closing on the Closing Date.

(2)	Certificates. At the Time of Closing, subject to the terms and conditions contained in this Underwriting Agreement, Franco-Nevada shall deliver to the Underwriters a certificate or certificates representing the Initial Shares against payment of the purchase price by wire transfer on the Closing Date payable to Franco-Nevada. Franco-Nevada will, at the Time of Closing and upon such payment of the aggregate Offer Price to Franco-Nevada, make payment in full of the Underwriting Fee which shall be made by Franco-Nevada directing the Co-Lead Underwriters to withhold the Underwriting Fee from the payment of the aggregate Offer Price. Franco-Nevada shall further direct the Underwriters to pay directly to Newmont the remainder of the aggregate Offer Price in satisfaction of promissory notes issued in connection with the Acquisition. Certificates representing the Initial Shares shall be registered in such names as the Underwriters may request provided such request is made two Business Days prior to the Closing Date.

Section 14 Over Allotment Option

(1)	The Company hereby grants to the Underwriters, in the respective percentages set out in Section 20 of this agreement, an option (the “Over-Allotment Option”) to purchase the Over-Allotment Shares at the Offer Price per Over-Allotment Share. The Over-Allotment Option may be exercised in whole or in part and from time to time prior to its expiry in accordance with the provisions of this Underwriting Agreement by the Co-Lead Underwriters delivering to the Company written notice of exercise, setting out the number of Over-Allotment Shares to be purchased by the Underwriters, which notice must be received by the Company not later than 5:00 p.m. (Toronto time) on the date that is thirty (30) days after the Closing Date. Upon the furnishing of the notice, the Underwriters will severally (and not jointly nor jointly and severally) be committed to purchase in the respective percentages set out in Section 20 of this Underwriting Agreement and the Company will be committed to issue and sell in accordance with and subject to the provisions of this Underwriting Agreement the number of Over-Allotment Shares indicated in the notice. Over-Allotment Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the distribution of the Initial Shares and for market stabilization purposes permitted pursuant to Canadian Securities Laws.

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(2)	Closing. In the event that the Over-Allotment Option is exercised by the Underwriters and any of the Over-Allotment Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Over-Allotment Shares shall be made at the offices mentioned in Section 13 above, or at such other place as shall be agreed upon by Newmont (only in the event that Newmont is owed any Deferred Consideration (as such term is defined in the Acquisition Agreement), the Underwriters and the Company, on the Over-Allotment Closing Date.

(3)	Payments and Certificates. At the Time of Closing, if any, for the exercise of the Over-Allotment Option, subject to the terms and conditions contained in this Underwriting Agreement, the Company shall deliver to the Underwriters a certificate or certificates representing the Over-Allotment Shares against payment of the purchase price by wire transfer on the Over-Allotment Closing Date payable to Franco-Nevada. Franco-Nevada will, at the Over-Allotment Time of Closing and upon such payment of the aggregate Offer Price to Franco-Nevada, make payment in full of the Underwriting Fee which shall be made by Franco-Nevada directing the Co-Lead Underwriters to withhold the Underwriting Fee from the payment of the aggregate Offer Price. In the event that Newmont is owed any Deferred Consideration (as such term is defined in the Acquisition Agreement), Franco-Nevada shall direct the Underwriters to make such payment directly to Newmont, up to the amount of the Deferred Consideration. Certificates representing the Over-Allotment Shares shall be registered in such names as the Underwriters may request provided such request is made two Business Days prior to the Closing Date.

Section 15 Compensation of the Underwriters

(1)	Underwriting Fee on Shares. Franco-Nevada shall pay to the Underwriters at the Time of Closing a fee (the “Underwriting Fee”) equal to $0.684 per Offered Share sold pursuant to the terms of this Underwriting Agreement (being 4.5% of the aggregate gross cash proceeds received from the sale of each of the Offered Shares) in consideration of the services to be rendered by the Underwriters in connection with the Offering.

(2)	Underwriting Fee on Over-Allotment Shares. Franco-Nevada shall pay to the Underwriters at the closing of the exercise of the Over-Allotment Option, if any, the Underwriting Fee per Over-Allotment Shares purchased.

Section 16 Termination Rights

(1)	Franco-Nevada and Newmont shall each use its commercially reasonable efforts to cause all conditions in this Underwriting Agreement which relate to them to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)	In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this

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Underwriting Agreement by Franco-Nevada or Newmont, the Underwriters shall be entitled, at their option, to terminate and cancel, without any liability on the part of the Underwriters, their obligations under this Underwriting Agreement to purchase the Offered Shares by giving written notice to Franco-Nevada and Newmont at any time at or prior to the Time of Closing on the Closing Date:

(a)	(i) if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or (ii) if, in relation to Franco-Nevada or Newmont, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced, or any order or ruling is issued by any exchange or market, or any other regulatory authority in Canada, or the United States, or (iii) if any law or regulation under or pursuant to any statute of Canada or of any province thereof, or of the United States or any state or territory thereof or, is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the reasonable opinion of the Underwriters, acting in good faith, operates to prevent or materially restrict trading of the Common Shares or the distribution of the Offered Shares or would reasonably be expected to have a Material Adverse Effect, including as to the market price or value of the Offered Shares;

(b)	if there is, in the reasonable opinion of the Underwriters, a material change or a change in any material fact or a new material fact arises that would reasonably be expected to have a Material Adverse Effect, including as to the market price or value of the Offered Shares;

(c)	if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the Underwriters’ reasonable opinion, acting in good faith, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian, or United States or financial markets and/or prevent or materially restrict the trading of the Common Shares or the distribution of the Offered Shares, or may result in a Material Adverse Effect;

(d)	if the state of the financial markets is such that in the reasonable opinion of the Underwriters, acting in good faith, it would be unprofitable to offer or continue to offer the Offered Shares for sale; or

(e)

if either Franco-Nevada or Newmont is in material breach of any term, condition or covenant of this Underwriting Agreement, or any representation or warranty given by Franco-Nevada or Newmont in this Underwriting Agreement becomes or is materially false, and such material breach or such materially false representation is (i) in the opinion of the Underwriters (acting reasonably) not capable of being cured prior to Closing, (ii) would result in the failure of any condition precedent set out in Section 6 hereof, and (iii) has not been rectified to the satisfaction of the Underwriters (acting reasonably) within 48 hours of when the Underwriters provide notice to Franco-Nevada or Newmont (as the case may be) of the same,

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but provided that, and without limiting any of the foregoing, the Underwriters cannot terminate their obligations hereunder solely based upon a decrease in the trading price of the Offered Shares below the Offered Price as reflected on the “when issued” trading market established by the TSX.

(3)	If the obligations of the Underwriters are terminated under this Underwriting Agreement pursuant to these termination rights, the liability of Franco-Nevada and Newmont to the Underwriters shall be limited to the obligations under Sections 17, 18, and 19.

Section 17 Indemnity

(1)	Indemnity by Franco-Nevada. Franco-Nevada covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters and their respective U.S. broker-dealer affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls any Underwriter or its U.S. broker-dealer affiliates (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all losses (other than loss of profits), claims, damages, suits, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

(a)	any statement (except for statements relating solely to the Underwriters and furnished by them specifically for use in the Offering Documents) contained in the Offering Documents, or any certificate of Franco-Nevada delivered hereunder, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as defined herein) or any misstatement of a material fact;

(b)	any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Offering Documents, (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in such documents) that prevents or restricts the trading in any of Franco-Nevada’s securities or the distribution or distribution to the public, as the case may be, of any of the Offered Shares in any of the Qualifying Jurisdictions;

(c)	Franco-Nevada not complying with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions herein contemplated including Franco-Nevada’s non-compliance with any statutory requirement to make any document available for inspection;

(d)	any breach of a representation or warranty of Franco-Nevada contained in this Underwriting Agreement or the failure of Franco-Nevada to comply with any of its obligations hereunder; or

(e)	arising, directly or indirectly, by reason of or in consequence of the Final Prospectus qualifying for distribution the Acquisition Shares that the Company has offered to Newmont in exchange of certain promissory notes, and the Common Shares to be issued pursuant to the Exchange Agreement, all as described in the Prospectuses under the heading “Acquisition and Related Transactions” and “Directors and Officers – Management and Director Ownership” respectively.

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(2)	Indemnity by Newmont. Newmont covenants and agrees to protect, indemnify, and save harmless, each of the Indemnified Parties, against all losses (other than loss of profits), claims, damages, suits, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

(a)	any Newmont Information set out in the Offering Documents, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) or any misstatement of a material fact;

(b)	any statement contained in the Royalty Portfolio Information set out in the Offering Documents, which at the time and in the light of the circumstances under which it was made contained or is alleged to contain a misrepresentation or any misstatement of a material fact;

(c)	the omission or alleged omission to state in the Royalty Portfolio Information set out in the Offering Documents, any material fact required to be stated therein or necessary to make any statement therein not misleading.

(d)	the omission or alleged omission to state in the Newmont Information set out in the Offering Documents, or in any certificate of Newmont delivered hereunder or pursuant hereto, any material fact required to be stated therein or necessary to make any statement contained therein not misleading;

(e)	any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Newmont Information set out in the Offering Documents, that prevents or restricts the trading in any of Franco-Nevada’s securities or the distribution or distribution to the public, as the case may be, of any of the Offered Shares in any of the Qualifying Jurisdictions; or

(f)	any breach of a representation or warranty of Newmont contained in this Underwriting Agreement or the failure of Newmont to comply with any of its obligations hereunder.

(3)	If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided under any of subsections (1) or (2), such Indemnified Party will notify the applicable indemnifying party (the “Indemnifier”) as soon as possible of the nature of such claim (provided that omission to so notify the Indemnifier will not relieve the Indemnifier of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Indemnifier is materially prejudiced by such omission) and the Indemnifier shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Indemnifier or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

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(4)	In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Indemnifier and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Indemnifier and such Indemnified Party by the same legal counsel would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Indemnifier to the extent that they have been reasonably incurred, provided that in no circumstances will the Indemnifier be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(5)	To the extent that any Indemnified Party is not a party to this Underwriting Agreement, the Underwriters shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(6)	The Indemnifier hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Indemnifier’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(7)	The rights of the Indemnifier contained in this section shall not enure to the benefit of any Indemnified Party if the Underwriters were provided with a copy of any amendment or supplement to the Offering Documents which corrects any untrue statement or omission or alleged omission that is the basis of a claim by a party against such Indemnified Party and that is required, under the applicable securities legislation or regulations, to be delivered to such party by the Underwriters.

(8)	The rights of the Indemnifier contained in this section shall not enure to the benefit of any Indemnified Party to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information concerning the Underwriters furnished to Franco-Nevada or Newmont by the Underwriters.

(9)	No Indemnifier shall be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(10)	For greater certainty, an Indemnified Party that is indemnified under this Section 17 is not entitled to be indemnified under the Engagement Letter in respect of the same losses, claims, damages, suits, liabilities, costs, or expenses indemnified under this Section 17.

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Section 18 Contribution

In the event that the indemnity provided for in Section 17 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Indemnifier shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by Franco-Nevada to such Underwriter bears to the gross proceeds realized by Franco-Nevada from the distribution, whether or not the Underwriters have been sued together or separately, and the Indemnifier(s) shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Indemnifier, or any of them may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, and liabilities giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person guilty of fraud or fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 19 Expenses

Whether or not the Offering is completed, the Underwriters will not be responsible for any expenses related to the Offering other than those incurred by them (and, without limitation will have no responsibility for the fees, taxes, and disbursements of legal counsel, auditors, roadshow consultants, printers and other consultants, experts and service providers retained by Newmont or Franco-Nevada in connection with the Offering. In addition, Newmont (if the Offering is not completed) and Franco-Nevada (if the Offering is completed) agree to reimburse the Underwriters for all reasonable out-of-pocket expenses of the Underwriters incurred in connection with the Offering, including without limitation all reasonable fees, taxes and disbursements of our legal counsel and technical consultants, and any other fees reasonably incurred, and any advertising, printing, courier, telecommunications, data search, roadshow presentation, travel, entertainment and other expenses reasonably incurred by the Underwriters, together with related Goods and Services Tax and provincial sales taxes, whether or not the Offering is completed. Notwithstanding the preceding sentence, with respect to the reasonable, actual fees and expenses related to the Underwriters’ counsel:

(a)	Franco-Nevada will be responsible for a maximum of US$750,000, in the aggregate, if the Offering is completed; and

36	Underwriting Agreement – Execution Version

(b)	Newmont will be responsible for, (i) the maximum of US$600,000, in the aggregate, in the event that the Offering is not completed because Newmont completes an Alternative Transaction (as defined in the Engagement Letter) in lieu of the Offering; or (ii) a maximum of US$1,000,000, in the aggregate, in the event the Offering is not completed and an Alternative Transaction is not agreed, announced or entered into before the Outside Date (as defined in the Engagement Letter).

Costs and expenses of the Underwriters will be payable by Newmont or Franco-Nevada (as the case may be) at the later of the Time of Closing or upon Newmont or Franco-Nevada (as applicable) receiving an invoice from the Co-Lead Underwriters or any one of them.

Section 20 Liability of the Underwriters

(1)	The obligation of the Underwriters to purchase the Initial Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages of the Initial Shares to be purchased at any such time:

BMO Nesbitt Burns Inc.	25%
UBS Securities Canada Inc.	25%
CIBC World Markets Inc.	10%
Citigroup Global Markets Canada Inc.	10%
JP Morgan Securities Inc.	10%
RBC Dominion Securities Inc.	10%
GMP Securities L.P.	4%
Dundee Securities Corporation	1%
Genuity Capital Markets	1%
HSBC Securities (Canada) Inc.	1%
National Bank Financial Inc.	1%
Paradigm Capital Inc.	1%
Wellington West Capital Markets Inc.	1%

100.0%

(2)	If one of the Underwriters fails to purchase its applicable percentages of the aggregate amount of the Initial Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) at the Time of Closing, the other Underwriters shall have the right, but shall not be obligated, to purchase, all but not less than all, of the applicable Offered Shares which would otherwise have been purchased by the Underwriter that failed to purchase. If, with respect to the Offered Shares, any non-defaulting Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter (the Offered Shares in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Underwriters do not elect to purchase being hereinafter called the “Default Securities”) and the number of Defaulted Securities exceeds 5% of the number of Initial Shares to be purchased hereunder, then Franco-Nevada and Newmont shall have the right to either (i) proceed with the sale of the applicable Offered Shares (less the Default Securities) to the non-defaulting Underwriters, or (ii) terminate its respective obligations hereunder without liability to the non-defaulting Underwriters except under Sections 17, 18 and 19.

37	Underwriting Agreement – Execution Version

Section 21 Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters relating to termination contemplated by Section 16, may be taken by the Co-Lead Underwriters on behalf of themselves and the other Underwriters, and the execution of this Underwriting Agreement by Franco-Nevada and Newmont shall constitute Franco-Nevada’s and Newmont’s authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Offered Shares to, or to the order of, the Co-Lead Underwriters.

Section 22 Governing Law

This Underwriting Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 23 Survival of Warranties, Representations, Covenants and Agreements

Except as expressly provided for in this Underwriting Agreement, all warranties, representations, covenants and agreements of Franco-Nevada or Newmont herein contained, or contained in, documents submitted or required to be submitted pursuant to this Underwriting Agreement, shall survive the purchase by the Underwriters of the applicable Offered Shares and shall continue in full force and effect, regardless of the closing of the sale of the Offered Shares and regardless of any investigation which may be carried on by the Underwriters, or on their behalf, for a period of two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 24 Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to Franco-Nevada at:

Franco-Nevada Corporation

20 Eglinton Avenue West, Suite 1900

Box 2005, Toronto, Ontario

Canada M4R 1K8

Attention:             Mr. David Harquail, Chief Executive Officer

Facsimile No.:      416-488-6598

(b)	to Newmont at:

Newmont Mining Corporation

1700 Lincoln Street

Denver, Colorado

USA 80203

38	Underwriting Agreement – Execution Version

Attention:             Mr. Randy Engel, Senior Vice President

Facsimile No.:      303-837-6007

with a copy (which shall not constitute notice) to:

Goodmans LLP

250 Yonge Street

Suite 2400, Box 24

Toronto, ON M5B 2M6

Attention:             Mr. Jonathan Lampe

Facsimile No.:      416-979-1234

and

Perkins Coie LLP

1899 Wynkoop Street, Suite 700

Denver, CO 80202

Attention:             Mr. Bruce D. Stocks

Facsimile No.:      303-291-2400

(c)	to BMO at:

BMO Capital Markets

1 First Canadian Place, 4th Floor

100 King Street West

P.O. Box 150

Toronto, Ontario M5X 1H3

Attention:             Mr. Jason Neal

Facsimile No.:      416-359-4459

(d)	to UBS at:

UBS Securities Canada Inc.

BCE Place, Suite 4100

161 Bay Street

Toronto, Ontario M5J 2S1

Attention:             Mr. David Shaver

Facsimile No.:      416-364-9296

39	Underwriting Agreement – Execution Version

in case of notices to either BMO or UBS, with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:             Mr. Quentin Markin

Facsimile No.:      416-947-0866

and

Shearman & Sterling LLP

Suite 4405 Commerce Court West

199 Bay Street

P.O. Box 247

Toronto, Ontario M5L 1E8

Attention:             Mr. Christopher Cummings

Facsimile No.:      416-360-2958

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

Section 25 Counterpart Signature

This Underwriting Agreement may be executed in one or more counterparts (including counterparts by facsimile), which together shall constitute an original copy hereof as of the date first noted above.

Section 26 Time Of The Essence

Time shall be of the essence in this Underwriting Agreement.

Section 27 Severability

If any provision of this Underwriting Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Underwriting Agreement and shall be severable from this Underwriting Agreement.

Section 28 Entire Agreement

This Underwriting Agreement constitutes the entire agreement among the Underwriters, Franco-Nevada and Newmont relating to the subject matter hereof and supersedes all prior agreements among the Underwriters Franco-Nevada and Newmont, save and except for Sections 12, 14, 21, 22, and 23 of the Engagement Letter, which sections shall survive the execution of this Underwriting Agreement and continue in full force and effect regardless of the termination of the Engagement Letter.

40	Underwriting Agreement – Execution Version

Section 29 General

The parties have expressly required this Underwriting Agreement and all other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

Section 30 Acceptance

If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by Franco-Nevada and Newmont, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by an originally executed copy to the Co-Lead Underwriters.

[Remainder of page is intentionally blank.]

41	Underwriting Agreement – Execution Version

Yours very truly,

BMO NESBITT BURNS INC.

By:	(signed) “Jason Neal”
Authorized Signing Officer

UBS SECURITIES CANADA INC.

By:	(signed) “David Shaver”
Authorized Signing Officer

By:	(signed) “Ted Larkin”
Authorized Signing Officer

CIBC WORLD MARKETS INC.

By:	(signed) “Rick McCreary”
Authorized Signing Officer

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	(signed) “Gavin McOuat”
Authorized Signing Officer

J.P. MORGAN SECURITIES INC.

By:	(signed) “Eddy Allegaert”
Authorized Signing Officer

42	Underwriting Agreement – Execution Version

RBC DOMINION SECURITIES INC.

By:	(signed) “Lance Rishor”
Authorized Signing Officer

GMP SECURITIES L.P.

By:	(signed) “Mark Wellings”
Authorized Signing Officer

DUNDEE SECURITIES CORPORATION

By:	(signed) “Richard Cohen”
Authorized Signing Officer

GENUITY CAPITAL MARKETS

By:	(signed) “Ted Hirst”
Authorized Signing Officer

HSBC SECURITIES (CANADA) INC.

By:	(signed) “Nicole Caty”
Authorized Signing Officer

NATIONAL BANK FINANCIAL INC.

By:	(signed) “Steven J. Farber”
Authorized Signing Officer

43	Underwriting Agreement – Execution Version

PARADIGM CAPITAL INC.

By:	(signed) “John Warwick”
Authorized Signing Officer

WELLINGTON WEST CAPITAL MARKETS INC.

By:	(signed) “William Washington”
Authorized Signing Officer

44	Underwriting Agreement – Execution Version

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED at Toronto as of this 30th day of November, 2007.

FRANCO-NEVADA CORPORATION

By:	(signed) “Sharon Dowdall”
Authorized Signing Officer

ACCEPTED at Denver as of this 30th day of November, 2007.

NEWMONT MINING CORPORATION

By:	(signed) “Richard O’Brien”
Authorized Signing Officer

45	Underwriting Agreement – Execution Version

SCHEDULE “A”

UNITED STATES OFFERS AND SALES

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed, and the following terms shall have the meanings indicated:

(a)	“Affiliate” means “affiliate” as that term is defined in Rule 405 under the U.S. Securities Act;

(b)	“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Shares;

(c)	“General Solicitation” or “General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, General Solicitation or General Advertising includes, but is not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet or television, or any seminar or meeting whose attendees had been invited by General Solicitation or General Advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(d)	“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(e)	“SEC” means the United States Securities and Exchange Commission;

(f)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S; and

(g)	“U.S. Person” means a “U.S. person” as that term is defined in Regulation S.

(1)	Representations, Warranties and Covenants of the Company. Franco-Nevada hereby represents, warrants, covenants and agrees to and with the Underwriters that:

(a)	It is a Foreign Private Issuer with no Substantial U.S. Market Interest with respect to any of the Offered Shares.

(b)	Except with respect to offers and sales to QIBs in reliance upon an exemption from registration available under the U.S. Securities Act, neither the

Schedule A-1

Company nor any of its Affiliates, nor any Person acting on its or their behalf (other than the Underwriters, their respective Affiliates or any Person acting on its or their behalf, in respect of which no representation is made), has made or will make: (a) any offer to sell, or any solicitation of an offer to buy, any Offered Shares to a U.S. Person; or (b) any sale of Offered Shares.

(c)	None of Franco-Nevada or its Affiliates or any Person acting on its or their behalf (other than the Underwriters together with such other investment dealers and brokers through which the Underwriters may sell Offered Shares under the terms of this Underwriting Agreement, together with any U.S. Affiliates, or any member of the selling group formed by them (collectively, the “Selling Firms”), as to whom Franco-Nevada makes no representation), has engaged or will engage in any Directed Selling Efforts in the United States with respect to the Offered Shares or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act to be unavailable for offers and sales of Offered Shares in the United States in accordance with this Schedule “A”, or the exemption from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of Offered Shares outside the United States in accordance with the Underwriting Agreement. None of the Company, any of its Affiliates or any Person acting on its or their behalf (other than the Selling Firms, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Offered Shares in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

(d)	Except with respect to the offer and sale of the Offered Shares offered hereby, Franco-Nevada has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be integrated with the offer and sale of the Offered Shares and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Offered Shares.

(e)	The Offered Shares satisfy the requirements set out in Rule 144A(d)(3) under the U.S. Securities Act.

(f)	Neither the Company nor any of the predecessors or Affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D.

(g)	For so long as any Offered Shares which have been sold in the United States in reliance upon Rule 144A are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if Franco-Nevada is not subject to and in compliance with the reporting requirements of Rule 12g3-2(b) under the U.S. Exchange Act, Franco-Nevada will furnish to any holder of the Offered Shares and any prospective purchaser of the Offered Shares designated by such holder, upon request of such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

Schedule A-2

(h)	Franco-Nevada shall make available to each U.S. purchaser of the Offered Shares at a reasonable time prior to the purchase of the Offered Shares the opportunity to ask questions and receive answers from representatives of Franco-Nevada concerning the terms and conditions of the offering of the Offered Shares and to obtain such additional information which Franco-Nevada possesses or can acquire without unreasonable effort or expense that the purchaser deems reasonably necessary to verify the accuracy of information contained in the U.S. 144A Memorandum and the Final Prospectus incorporated therein by reference.

(i)	Franco-Nevada will, within the prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or any state securities laws in connection with the sale of Offered Shares, except for such filings that may be required by state securities laws that could not reasonably be expected to have a Material Adverse Effect on the Company or the Underwriters or to materially and adversely affect the offering of the Offered Shares pursuant to the terms of this Underwriting Agreement.

(j)	The Company is not an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended.

(2)	Representations, Warranties and Covenants of the Underwriters. Each of the Underwriters acknowledges that the Offered Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, each Underwriter represents, warrants and covenants to and with Franco-Nevada, and will cause its U.S. Affiliates to comply with such representations, warranties and covenants, that:

(a)	It has not offered or sold, and will not offer or sell, any Offered Shares constituting part of its allotment within the United States, except to QIBs in accordance with Rule 144A as provided in this Schedule “A”.

(b)	(i) Neither it nor any of its U.S. Affiliate(s) nor any persons acting on its or their behalf have or will solicit offers for, or offer or sell, any Offered Shares by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act; (ii) neither it nor any of its U.S. Affiliate(s) nor any persons acting on its or their behalf have offered or sold, nor will they offer or sell, any Offered Shares within the United States or to, or for the account or benefit of, U.S. Persons as part of its distribution except in accordance with Regulation S or Rule 144A; and (iii) none of it nor any of its U.S. Affiliate(s) nor any persons acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Offered Shares, and each of it and any of its U.S. Affiliate(s) and any persons acting on its or their behalf has complied and will comply with the offering restriction requirements of Regulation S and Rule 144A.

Schedule A-3

(c)	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Shares, except with its U.S. Affiliates, any Selling Firm or with the prior written consent of Franco-Nevada.

(d)	All offers and sales of the Offered Shares in the United States will be effected through one of its U.S. Affiliates in accordance with all applicable U.S. broker-dealer requirements.

(e)	Any U.S. Affiliate selling Offered Shares in the United States is a QIB and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc., on the date hereof.

(f)	It has not used and will not use any written material other than the U.S. 144A Memorandum relating to the offering of the Offered Shares in the United States, and it agrees to deliver, through its U.S. Affiliates, a copy of the U.S. 144A Memorandum, (including the Preliminary Prospectus, the Amended and Restated Preliminary Prospectus, or the Final Prospectus as necessary), to each person in the United States purchasing Offered Shares.

(g)	It will inform, and cause its U.S. Affiliate to inform, all purchasers of the Offered Shares in the United States that the Offered Shares have not been and will not be registered under the U.S. Securities Act and are being offered and sold to them in reliance upon exemptions from the registration requirements of the U.S. Securities Act.

(h)	Immediately prior to soliciting such offerees, the Underwriter, its Affiliates, and any Person acting on its or their behalf had reasonable grounds to believe and did believe that each offeree in the United States was and is a QIB, and at the time of completion of each sale to a U.S. Person, the Underwriter, its U.S. Affiliate(s), and any Person acting on its or their behalf will have reasonable grounds to believe and will believe, that each U.S. purchaser designated by such Underwriter or its U.S. Affiliate to purchase Offered Shares from the Company is a QIB.

(i)	At the Closing Time it, together with its U.S. Affiliate selling Offered Shares in the United States, will provide a certificate, substantially in the form of Exhibit I to this Schedule “A”, relating to the manner of the offer and sale of the Offered Shares in the United States.

(j)	The Underwriters shall require each Selling Firm to agree, for the benefit of Franco-Nevada, to comply with, and shall use their best efforts to ensure that each Selling Firm complies with, the provisions of this Schedule “A” as if such provisions applied to such Selling Firm.

Schedule A-4

EXHIBIT I TO SCHEDULE “A”

UNDERWRITERS’ CERTIFICATE

In connection with the private placement in the United States of the common shares (the “Offered Shares”) of Franco-Nevada Corporation (“Franco-Nevada”) pursuant to the Underwriting Agreement dated • , 2007 among Franco-Nevada, Newmont Mining Corporation (as promoter) and the Underwriters named therein (the “Underwriting Agreement”), each of the undersigned does hereby certify as follows:

(a)	• (the “U.S. Affiliate”) is a Qualified Institutional Buyer (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “US Securities Act”), a “QIB”) and is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member in good standing with the Financial Industry Regulatory Authority, Inc. on the date hereof and all offers and sales of Offered Shares in the United States were effected by the U.S. Affiliate in accordance with all applicable U.S. broker-dealer requirements;

(b)	each U.S. purchaser was provided with a copy of the U.S. 144A Memorandum, including the Final Prospectus;

(c)	immediately prior to transmitting the U.S. 144A Memorandum to U.S. offerees, we had reasonable grounds to believe and did believe that each U.S. offeree was, and, on the date hereof, continue to believe that each such U.S. purchaser purchasing Offered Shares from us is a QIB;

(d)	no form of General Solicitation or General Advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Shares in the United States and no Directed Selling Efforts have been made by us in the United States in connection with this offer or sale of the Offered Shares; and

(e)	the offering of the Offered Shares has been conducted by us in accordance with the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this ____ day of ____________, 2007

[Underwriter]		[U.S. Broker Dealer Affiliate]

By:		By:
	Name:		Name:
	Title:		Title:

Schedule A-5